Exhibit 10.2

AMENDMENT TO LOCK-UP AGREEMENT

This Amendment to Lock-Up Agreement (this “Amendment”) is made and entered into as of July 23, 2024 by and among PSQ Holdings, Inc., a Delaware corporation f/k/a Colombier Acquisition Corp. (the “Company”), Joe Voboril, in his capacity as Purchaser Representative (the “Purchaser Representative”) and [●] ( “Holder”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, that certain lock-up agreement (the “Agreement”) was made and entered into by and among the Company, Purchaser Representative and Holder as of February 27, 2023;

WHEREAS, Section 2(h) of the Agreement provides that the Agreement may be amended by execution of a written instrument signed by the Purchaser, the Purchaser Representative and the Holder;

WHEREAS, Colombier Sponsor LLC resigned as Purchaser Representative pursuant to Section 10.14 of the Merger Agreement and appointed Joe Voboril as replacement Purchaser Representative; and

WHEREAS, the Purchaser, the Purchaser Representative and the Holder desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is amended as follows:

1. The first sentence of Section 1(a) of the Agreement is deleted in its entirety and replaced with:

“Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the two (2) year anniversary of the date of the Closing: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).”

2. This Amendment shall become effective immediately after it has been executed by the signatory herein, and all of the provisions and obligations in the Agreement as amended hereby shall be deemed to be ratified and in full force and effect. It is understood and agreed that all sections of the Agreement that are not referenced herein shall not be affected by this Amendment, and shall be deemed to be in full force and effect. To the extent any provision of the Agreement is inconsistent with this Amendment, this Amendment shall control.

3. This Amendment and any dispute or controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Holder represents and warrants that: (a) it has full right, power and authority to enter into this Amendment and to perform all of its obligations hereunder; and (b) this Amendment has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms.

4. This Amendment may be executed in counterparts and by facsimile or electronic transmission.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Purchaser:

PSQ Holdings, Inc.

By:
Name: [●]
Title: [●]

Purchaser Representative:

Joe Voboril

Holder:

[●]